SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAINBOW CORAL CORP.
(Name of Small Business Issuer in its Charter)

Florida	200	27-3247562
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

Louis Foxwell
291 LaCosta Rd.	291 LaCosta Rd.
Nokomis, FL 34275	Nokomis, FL 34275
941-480-1230	941-480-1230
(Address and telephone of	(Name, address and telephone number
registrant's executive office)	of agent for service)

Please send copies of all correspondence to:

Diane J. Harrison
Harrison Law, P.A.
6860 Gulfport Blvd. S. No. 162
South Pasadena, Florida 33707
(941) 723-7564 (941) 531-4935 Fax

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of	Amount	Maximum	Maximum	Amount of
Securities to be	to be	Offering Price	Aggregate	Registration
Registered(3)	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock by Company par value $0.0001	2,500,000	$0.0125	$31,250	$2.29

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.

(3) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(4) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

RAINBOW CORAL CORP.

2,500,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common Stock of RAINBOW CORAL CORP. ("RCC"), the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. 2,500,000 shares of common stock are being offered for sale by the Company to the public.

The offering of the 2,500,000 shares is a "best efforts" offering, which means that our director and officer will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.0125 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,500,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. This offering will end no later than six (6) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY

Per Share	$0.0125	Not applicable	$0.0125
Minimum Purchase	None	Not applicable	Not applicable
Total (2,500,000 shares)	$31,250	Not applicable	$31,250

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

THE DATE OF THIS PROSPECTUS IS ____________, 2010

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

 DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 8 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 8, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 2,500,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 2,500,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0125 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company.	2,500,000 shares of common stock, par value $0.0001 offered by us in a direct offering

Offering price per share.	We are offering the 2,500,000 shares of our common stock at $0.0125.

Number of shares outstanding before the offering of common shares.	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares.	11,500,000 common shares will be issued and outstanding if we sell all of the shares that we are offering.

The minimum number of shares to be sold in this offering.	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.0125.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.0125 per share for the duration of the offering.

Use of Proceeds
We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $8,250.00 are being paid for by us.

Termination of the Offering
This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on August 13, 2010, as a for-profit company, and electing a fiscal year end of August 31. Our business and registered office is located at 291 LaCosta Rd., Nokomis, FL 34275. Our telephone number is 941-480-1230.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to begin generating revenues from operations. We do not anticpate generating revenues until at least 18 months after we complete an additional $465,000 capital raise.

We need to raise $500,000 (including the $31,250 capital raise from this offering) to implement our business plan over the next 18 months. The funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our products or develop our business strategy. We anticipate a burn rate of $1,000 per month. At 30% of shares sold, our burn rate would be 9 months; at 50%, it would be15 to 16 months; at 75%, 23 months; and  at 100%, 31 months.

The management believes that at the current level of development, the company can only justify a limited financing.  We believe that with the money raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the capital required to fully develop our business. Through the funds earmarked as administrative expenses (see USE OF PROCEEDS section below), we intend to seek potential investors from the investment community.   We intend to advance our business whether at a 30%, 50%, 75% or 100% level of financing. We believe we will able to present our plans and goals to the investment community, friends, family, and industry members via e-mail, telephone, mail, and networking. However, if the company sells less than 30% of this Offering and we are unable to secure the additional financing, we will not be able to effectively conduct the product development and marketing activities necessary to move the Company forward.  Under those circumstances, the investors will likely lose their entire investment.

We intend to build a Coral Farm facility to develop and propagate (or grow) live Coral, independent of the oceans, as a future Farm reserve against the decline of natural wild reefs. We intend to grow, harvest and distribute as many varieties of Hard and Soft sizes as possible of captive-bred Corals that are attractive, to as many consumers as possible who can maintain them in a healthy ecosystem aquarium. We believe that Coral and other marine aquarium livestock should be supplied by farms or captive breeders, rather than removed from the natural reefs. Nearly every other organism in the pet industry is captive bred. Dogs, cats, parrots, etc. are all farm raised.

We intend that Corals be added to that list via our Coral Farm. We intend to actively acquire specific parent colonies to maintain and continue to grow in our Coral and the branches of these colonies are intended to be propagated by fragmentation. (Fragmentation is a form of asexual reproduction where an organism is split into fragments. Each fragment develops into mature fully grown individuals that are a clone of the original organism. Both hard and soft corals can be fragmented.).The fragments or ‘frags’ when properly farmed will grow into Corals that resemble the parent colony. The parent Coral, or brood stock, in our Farm regenerates and produces new frags,(the Coral is divided into frags to start the regeneration process all over again) making the Coral Farm a self-sustaining and reliable source for Coral harvesting. We intend to market over 50 species of Hard and Soft Corals. We intend to acquire these specific Corals that fit within a criteria suitable for commercial applications. It is from these superior and ideal genetics that our Coral product line is to be derived and ultimately farmed for retail stores, on-line stores and our intended Website consumers.

To acquire colonies of Corals we intend to explore different coral acquisition opportunities. For example, Reef Clubs are made up of hobbyists who periodically prune overgrown Coral from their tanks and donate these to a local club to auction as a fund raise event. These Coral generally are sold significantly below market price. We intend to acquire Corals at Auctions, as well at local events. We also intend to visit local fish stores and individuals who advertise in search of unusual corals. We will farm these Corals, give them specific names and generate a line of Corals that the hobbyist should eventually recognize as our line. It is too early in Corporate development to determine how many corals to acquire and how much to allocate to Coral acquisition.

We project to Farm Soft Corals such as Zoos and Palys, Large Polyp, Stony Corals (Acans and Duncans, Frog Spawn and Brains), Small Polyp Stony Corals (Acropora and Montipora), Coralimorphians-Alse Corals (Anemones and Mushroom Corals), Coral and Invertebrate Marine Reef System and Mixed Reef System products.

We project the Farm venture to produce Corals for local pet/aquarium stores, on-line retailers and our own intended website.

We need to raise an additional $500,000 (including the proposed $31,250 capital raise) to implement our business plan over the next 18 months and the funds raised in this offering, even assuming we sell all the shares offered, will be insufficient to commercialize our product or develop our business strategy.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

PERIOD FROM INCEPTION ON
AUGUST 13, 2010 TO August 31, 2010
(AUDITED)
($)
Revenues	$-
Expenses	2,088
Net Profit (Loss)	2,088
Net Profit (Loss) per share	$0.00

AS AT August 31, 2010
(AUDITED)
($)
Working Capital (Deficiency)
Total Assets	$6,912
Total Current Liabilities	$2,000

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

BECAUSE WE HAVE NOT DEVELOPED A CORAL FARM AND FARMED CORAL THE HARVEST MAY NOT MATERIALIZE AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not developed a Coral Farm and harvested its products therefore, we do not know the exact cost of production. In the case of a higher than expected cost of production, we will not be able to offer our products at a competitive price in the market place. Furthermore, we may find problems in the process. If we are unable to harvest our products, we will have to cease our operations, resulting in the complete loss of your investment.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on August 13, 2010 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on August 13, 2010 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a Coral Farm harvested product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the Coral market and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world's major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $500,000 that we estimate we will require to launch our business (including the $31,250 we aim to raise in this offering). See the risk factor below entitled "IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL”.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A CORAL FARM COMPANY AND SINCE THIS IS A FARMING OPERATION, IF ALL CONDITIONS ARE NOT RIGHT, OUR CROP COULD FAIL. WE ALSO LACK CUSTOMERS AND SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Although our Chief Executive Officer and Director has extensive business experience in Coral, he does not have experience in developing a Coral Farm or in the development of a Website for e-commerce. Additionally, we currently have no contracts or agreements with customers or suppliers of our intended products. Therefore, without this experience, contracts or suppliers, our management's business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR PRODUCTS MAY NOT FIND ACCEPTANCE IN RETAIL STORE ESTABLISHMENTS, ON-LINE RETAILERS AND OUR INTENDED WEBSITE.

We are a new company with no established visibility or recognition in the CORAL industry. We anticipate our Coral products to be positioned at a moderate price point. However, since our brand is not established and our products are not going to be recognized within the industry, we may have trouble placing our products with retailers. If we are not able to have our products sold at these retailers and our intended website, we may not be able to generate revenues and our business plan may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by retailers and consumers of our products; fluctuations in the demand for Coral products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Mr. Foxwell, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Foxwell, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

Because we are entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS

Our growth strategy is substantially dependent upon our ability to farm and market our products successfully to prospective customers. However, our planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT

Our plans include obtaining business from retailers which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on Farming our products carefully, the products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in(a)Successfully developing the Coral Farm (b)obtaining orders from retail stores, on-line retailers and our intended website (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED

If the Company experiences significant growth in the foreseeable future, its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception on August 13, 2010 to August 31, 2010, we have spent a total of approximately $2,088 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to its officer.

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Our product will target the pet store/aquarium market. If we are unable to demonstrate clearly the concept that makes our products unique to potential customers, they may not purchase the product. If the public doesn't acknowledge the singularity and innovation of our products, we may be unable to attract enough customers.

WE MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our products. Competitors may enter this sector with superior products, service, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS

Our sole officer and director, Louis W. Foxwell, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. Foxwell will own 9,000,000 shares of our common stock after this offering is completed representing 78% of our outstanding shares, assuming all securities are sold. As a result, he will have control of us even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Foxwell also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated September 8, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "September 8, 2010 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its products. Within the next 18 months, we will have costs related to (i) creating a Coral Farm Facility, (ii) selecting Coral colonies (iii) initiation of our sales and marketing campaign, (iv) administrative expenses and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan, Rainbow Coral Corp. requires a significant capital investment. Debt or equity financing may not be available for us to do so, or if available may be too expensive. Executing our business plan could require an initial investment of approximately $500,000 (including this $31,250 initial fundraise) and we anticipate 8-31 months of operational losses at approximately $1,000 per month.

We require $31,250 to begin implementing the business and marketing plan. This amount includes the $8,250 required for offering expense. We will require additional funding of approximately $ 500,000 (this includes the anticipated $31,250 fundraise) to fully execute our business plan and bring our products to the marketplace. We intend to accomplish this in two phases. Phase One will require additional funding of $150,000 to begin implementing the business plan. This includes establishing the Coral Farm Design and Specifications, Layout, Equipment and Coral Colonies and produce (0-9 Months). Phase Two will require additional funding of $350,000 (9-18 Months) to execute the completion of the Coral Farm Facility, administrative, marketing and sales strategy. As of August 31, 2010, we had cash on hand of $8,912.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

As of the date of this Prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment could be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001 as of August 31, 2010, our most recent financial statement date.

The arbitrary offering price of $0.0125 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0125. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 11,500,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1)limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0125. The following table sets forth the uses of proceeds assuming the sale of 30%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

Use Of Proceeds Table

	IF 30% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

GROSS PROCEEDS FROM THIS OFFERING	$9,375	$15,625	$23,438	$31,250
OFFERING EXPENSES
Accounting fees	2,125	2,125	2,125	2,125
Legal fees	4,375	4,375	4,375	4,375
Printing	250	250	250	250
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$8,250	$8,250	$8,250	$8,250

PRODUCT DEVELOPMENT	$75	$5,000	$11,688	$17,000
MARKETING	$50	$1,375	$2,000	$3,000
ADMINISTRATION EXPENSES	$1,000	$1,000	$1,000	$3,000
TOTALS	$9,375	$15,625	$23,438	$31,250

The use of proceeds at 30%, 50%, 75% and 100% forecasted capital raise is anticipated to be utilized as follows:

Offering Expenses

The accounting, legal, printing (Edgarizing) and Transfer Agent fees are the estimated costs associated with conducting this offering.

Product Development

We intend to conduct an investigation to determine the Coral products (Soft, Hard, Anemones) that are most appropriate for and compatible with farming and harvesting.  The level of effort in this investigation increases as the offering proceeds increase.  We would begin preliminary Coral product acquisition only when at least 75% of the offering is sold.

Marketing
Our marketing will include surveying Local Fish Stores (LFS) to determine needs and wants of retailers and customers; the more offering proceeds received, the greater number of LFS surveyed.  In addition developing a website presence would be accomplished as we approach selling 100% of the offering.

Administration
Administration expenses include costs associated with activities to obtain additional financing as discussed in the “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section elsewhere in this Prospectus. Such activities include telephone calls, e-mails, mailings of this prospectus, and preparations and distribution of a Powerpoint-type presentation. Administration expenses also includes the legal accounting and Edgarizing expenses associated with the continuous disclosure requirements of the SEC (e.g., required quarterly (Form 10-Q) and annual (Form 10-K) reporting). The SEC disclosure requirements are our highest priority. However, if the company sells less than 30% of this Offering and we are unable to secure the additional financing discussed above, we will not be able to effectively conduct the product development and marketing activities necessary to move the Company forward. Under those circumstances, the investors will likely lose their entire investment.

Continuous Disclosure Obligations

Auditing, Legal, Printing (Edgarizing) and Transfer Agent expenses are the estimated costs associated with continuous disclosure obligations of the SEC reporting requirements (e.g., quarterly reports on Form 10-Q,annual reports on Form 10-K). While there could be some variance between these activities, the $8,250 budget should be sufficient to meet this company’s continuous reporting requirements. The reporting requirements should always take precedence over all other company activities. However, if the company sells less than 30% of this Offering, given this fixed obligation, the investors will likely lose their entire investment.

The maximum proceeds from this offering ($31,250) will satisfy our basic, subsistence level, cash requirements for up to 31 months, including legal and accounting costs associated with this offering ($8,250), the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan including identifying and securing additional sources of financing, employees/consultants, suppliers, and customers.  Seventy-five percent (75%) of the possible proceeds from this offering ($23,438) will satisfy our basic, subsistence level, cash requirements for up to 23 months, while 50% of the proceeds ($15,625) will sustain us for up to 16 months, and 30% of the proceeds ($9,375) will sustain us for up to 9 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.  Nevertheless, if we are only successful in selling 30% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements.

If we are unable to raise additional monies other than the proceeds of this offering, we only have enough capital to cover the above described expenses.  The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes preparing basic marketing materials, contacting potential sources of financing, suppliers, and potential customers. Our continuous disclosure requirements include the costs of preparing quarterly financial statements, and reports on forms 10-Q, 10-K and 8-K.  As of August 31, 2010 we had $8,912 cash on hand. This cash will not cover the expenses of this offering or working capital requirements for even one month given the undertaking of this offering and expenses involved.

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require approximately $500,000 (this includes the anticipated $31,250 raise) to cover our anticipated expenses over the next 18 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 30% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.  If we sell less than 30% of the securities that we are offering the  investors will likely lose their entire investment.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

o our start up status;

o our new business structure and operations as well as lack of client base;

o prevailing market conditions, including the history and prospects for our industry;

o our opinion is that Coral Farm companies are not public and market conditions tend to be harder on new businesses;

o our future prospects and the experience of our management;

o our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0125 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on August 13, 2010. Our sole officer and director paid $ 0.001 per share, a difference of $0.0115 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

Price per share	$0.0125
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$0.0025
Net tangible book value per share after offering	$0.0040
Increase to present stockholders in net tangible book value
per share after offering	$0.0030
Capital contributions	$37,500
Capital contribution by officer & director in September 2009	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholders	9,000,000
Percentage of ownership after offering	78%

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	30%	50%	75%	100%
Per share offering price	$0.0125	$0.0125	$0.0125	$0.0125
Net tangible book value per
share before offering	$0.001	$0.001	$0.001	$0.001
Net tangible book value per
share after offering	$0.0019	$0.0024	$0.0030	$0.0040
Increase in book value
attributable to new
shareholders	$0.0008	$0.0014	$0.0020	$0.0030
Dilution to new shareholders	$0.011	$0.010	$0.0095	$0.0084

THE OFFERING

We are registering 2,500,000 shares of our common stock for offer and sale at $0.0125 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0125 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0125 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Louis W. Foxwell our Sole Officer and Director named herein. Mr. Foxwell will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 2,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. Foxwell believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this Prospectus.

Mr. Foxwell will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1. Mr. Foxwell is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. Mr. Foxwell will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. Mr. Foxwell is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4. Mr. Foxwell meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  The shares will be offered at a fixed price of $0.0125 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective
This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is two hundred and fifty million (250,000,000). The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

o	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

o	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

o	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

o	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane J. Harrison, Harrison Law, P.A., 6860 Gulfport Blvd. S. No. 162, South Pasadena, Florida 33707, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way , Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period August 13, 2010 (date of inception) through August 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception August 13, 2010 through August 31, 2010).

BUSINESS DESCRIPTION

OVERVIEW

We are a development stage company and were incorporated in the State of Florida on August 13, 2010, as a for-profit company, and an established fiscal year end of August 31. As of the date of this Prospectus, we have not established any business operations and have not achieved any revenues. The development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. Our ability to establish operations is entirely dependent on our ability to raise sufficient financing to execute our business plan, however, there is no guarantee that we will be successful in this regard. Furthermore, if we successfully establish operations, there is no guarantee that there will be a significant market for our products or that we will achieve significant revenues, if any

We intend to establish a Coral Farm Facility to develop and propagate (or grow) live Coral, independent of the oceans as a future farm reserve against the decline of natural wild reefs. We intend to grow and distribute as many varieties of Hard and Soft sizes as possible of captive-bred Corals that are attractive, to as many consumers as possible who can maintain them in a healthy ecosystems aquarium. We believe that Coral and other marine aquarium livestock should be supplied by Farms or captive breeders, rather than removed from the natural reefs. Nearly every other organism in the pet industry is captive bred. Dogs, Cats, Parrots, etc. are all Farm raised. We believe that Corals be added to that list via the establishment of our Coral Farm.

We intend to actively acquire specific Parent Colonies to maintain and continue to grow in our Farm, and the branches of these colonies are anticipated to be propagated by fragmentation. The fragments or “frags” when properly farmed will grow into Corals that resemble the parent colony. The parent Coral, or brood stock, in our Farm regenerates and produces new frags, making the Coral Farm a self-sustaining and reliable source for Corals. We intend to market over 50 species of Hard and Soft Corals. We intend to acquire these specific genetics that fit within a criteria suitable for commercial application. It is from these genetics that our product line is intended to be derived and ultimately sold to retail stores and consumers.

We anticipate the Farm venture to produce Corals for store retailers, on-line retailers and our own intended website.

CORAL PRODUCTS

We expect to Farm:

SOFT CORALS
Zoanthoa
Palythoa
Leather Corals-Toadstools, fingers, etc.
Pacific mushroom Corals-Discasoma, Rhodactis, Ricordia
Atlantic/Carribean-mushroom Corals-Discosoma, Ricordia
Xenia
Anthelia

HARD CORALS-SPS & LPS
Acropora
Montipora-Including finger, cap, encrusting formns
Pavona
Seriuatopora-Birdsnest
Hydnophora
Galaxea
Caulastrea-Candycane Corals
Euyphyllia-Hammers & Frogspawn
Duncanopsammia-Duncans

ANEMONES

We expect our Facility to be a truly State-Of-The-Art Coral Farm with rows of saltwater holding “raceways” and the latest technology in lighting, filtration, water movement, and quarantine systems. The Facility itself is intended to have exceptional ventilation in order to maintain the proper levels of oxygen while decreasing humidity with the use of a sealed Air Exchanger System. We expect that every aspect of the operation will be tightly controlled and trained aquatic personnel will monitor the conditions of the tanks as well as the Corals themselves daily. We intend to make a considerable investment in this Coral Farm Facility to ensure our Corals are the healthiest specimens available in the industry. Our goal is to grow the best Corals, which we hope will help accelerate the demand for Aquaculture Corals. (Aquaculture is known as aqua farming: the farming of aquatic organisms such as coral, fish, plants, etc.)

Of the many types of Corals available to the hobbyist, we intend to focus our efforts on species that adapt well to a closed environment. We expect to complement these Corals with species hand-selected at some of the largest importers in the U.S. All corals acquired from importers will be quarantined and monitored for several months. We will assess not only their health but also their ability to adapt well to artificial lighting in a closed system before we make the decision to use them in the propagation process. (Propagation is the biological process by which new “offspring” of individual organisms are reproduced and are broadly grouped into two main types: Sexual and Asexual).

THE CORAL FARM FACILITY

We currently have no plan in place to design or have specifications to execute the Coral Farm Facility. However, we envision from the experience of the sole officer the following:

Size: 25,000 gallons across nine discreet handling systems

Staff: 6-10 employees

Power Back Up:	All system return pumps in the entire facility are to be hooked to an External natural gas power back up generator

Air Handling:	Sealed building feed by two air handling systems maintaining humidity Levels of below 50%, and a stable temperature of 76 degrees Fahrenheit

Facility Overview:

Acclimation Room
Quarantine System
Testing Bench
Pack out areas
Coral Brood stock and Growth-out area

We anticipate it will take 18 months to start marketing the harvest of our Coral Farm. We intend to utilize consultants to assist in the design and execution of all phases of the Coral Farm Facility.

We do not currently have any agreements in place with customers for the acquisition of our corals or with any suppliers for the provision of supplies that we will require to carry on our business. There can be no assurance that we will be able to secure such agreements or that we will be able to do so on terms favorable to us.

We have not generated any revenues to date and our activities have been limited to organizational matters, the development of our business plan, and the preparation of our financial statement and the other information presented in this Prospectus.  We will not have the necessary capital to implement our business plan until we are able to secure adequate financing.  We anticipate that we will require total financing of $500,000; $468,750  of which  we will be seeking to raise subsequent to this $31,250.00 offering in order to execute our business plan over an 18 month period.  There can be no assurance that such financing will be available or available on suitable terms. Please see "Risk Factors" elsewhere in this Prospectus for a full discussion on this potential business risk.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Plan Implementation Schedule

We have not generated any revenues to date and have not established business operations. We will be unable to fully establish operations or otherwise implement our business plan until we are able to secure total financing of approximately $500,000 (including this $31,250 capital raise). However there can be no assurance that sufficient financing will be available or available on suitable terms.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($8,250) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require a total of $500,000 in order to generate significant revenues within an 18 month period.

BUSINESS STRATEGY

Our strategy is to build brand recognition by marketing to Local Marine Aquarium Clubs, National and Regional Reef Conferences, Booths at Reef Conferences and the Internet. We intend to create and maintain adverse coral reserve, a genetic bank of Corals, permanently residing in closed environments completely independent of the oceans, as a future reserve against the decline of natural wild reefs, to grow and distribute as many varieties and sizes possible of captive-bred Corals that are attractive and free of nuisance organisms, to as many customers as possible who can maintain them in a healthy ecosystem, to provide to aquarists an environmentally conscientious alternative choice to buying wild caught Corals, to provide a healthier, pest-free Coral that has a far lower mortality rate for the consumers tank and does not impact wild reefs negatively, to educate the consumer about the stressors that the natural ocean reefs are currently being exposed to, such as increasing water temperatures, and what, if anything, can be done to help, to educate the consumer about the advantages of captive-bred Corals over wild caught Corals, to provide Corals who spend their entire life cycle in closed ecosystems, independent of the oceans, where all the parameters such as lighting, specific gravity, and temperature are provided to the consumer, to enhance the survivability of the Coral.

To acquire colonies of Corals, we intend to explore different coral acquisition opportunities. For example, Reef Clubs are made up of hobbyists who periodically prune overgrown Coral from their tanks and donate these to a local club to auction as a fund raise event. These Coral generally are sold significantly below market price. We intend to acquire Corals at Auctions, as well at local events. We also intend to visit local fish stores and individuals who advertise in search of unusual corals. We will farm these Corals, give them specific names and generate a line of Corals that the hobbyist should eventually recognize as our line. It is too early in corporate development to determine how many Corals to acquire and how much to allocate to Coral acquisition.

SALES and MARKETING STRATEGY

We anticipate to market and distribute Rainbow Coral products in the United States, by attendance and exhibiting at industry and trade shows. We intend to enter into sales agency agreements with independent sales representatives each of whom is granted exclusive rights to market and sell Rainbow Coral products in their respective territory. We currently have no agreements in place with commissioned sales agents. Our vision is to market the most popular Coral products in the United States with unquestionable superior Coral products.

We intend to market, sell and distribute our Rainbow Coral products through attendance at all of the major trade and pet/aquarium industry exhibitions, advertising in trade publications, direct sales to store retailers (via sales representatives), on-line retailers and our intended website. We have no yet begun the development of this website.

CHARACTERISTICS AND MAKE UP OF TARGET MARKET

The initial Market Area targeted is the United States. We intend to obtain this national exposure through our planned Internet Web Site, trade magazines and advertising, and attending National/Regional Shows. We anticipate to market to marine retailers, wholesalers, and distributors and also direct to the consumer.

It is estimated that there are 10-20 million aquarium enthusiasts in the United States alone. The keeping of marine aquaria, especially the so called “reef tanks” which contain live corals, is primarily attributed to recent advances in technology that now allow corals and other marine invertebrates to thrive in home aquariums. Total world retail value of the Aquarium industry in 1995 was estimated at between 4 and 15 billion $ US by the “Center for Tropical & Subtropical Aquaculture”, Publication #140. August 1999 and can be viewed at: http://www.ctsa.org/upload/publication/ctsa_140631672856230935160.pdf

BRAND RECOGNITION AND CHARACTERISTICS

As this industry grows, so will Coral farmers and their need to sell their stock. More farmers mean more competition and thus the need to be different from the rest. We believe brand naming our Corals may create a commodity. We intend to develop a logo, creating a form of advertising and recognition branding for our future products. We have not to date developed a brand name.

COMPETITION

Based on our knowledge of the industry, Coral Farming consists of small mom and pop on-line retailers, small brick and mortar retailers.  The largest private Company appears to be Segrest Wholesalers and Farmers in Ruskin, FL. Other Companies include:
Mid West Coral Farms,
Carolina Coral Farms,
Blue Planet Reef Farm,
Boston Aqua Farms,
ORA Farms,
Tyree Farms,
and numerous small on line companies.

EMPLOYEES and EMPLOYMENT AGREEMENTS

As of August 31, 2010, we have no employees other than Mr. Foxwell, our sole officer and director. Mr. Foxwell has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in its development and execution.

GOVERNMENT REGULATIONS

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the Coral market. We are subject to the laws and regulations of those jurisdictions in which we plan to sell or farm our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

From a positive standpoint, The US Department of Fish and Wildlife has begun to inspect nearly every coral shipment into the country due to pressure from animal rights activists, seizing many corals, even those with permits, and dooming them to death in delays. Many countries exporting corals and fish have started to self-limit to save their dwindling resources. http://www.practicalcoralfarming.com (LATEST NEWS 11/01/2007-Present) page 1 of 2.

This news article brings to light the need for Rainbow Coral Farming today.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office at 291 LaCosta Rd., Nokomis, FL 34275 and our business office is located at 291 LaCosta Rd., Nokomis, FL 34275. Tel: (941) 480-1230.

Our office space needs are limited at the current time and is donated free of charge by our sole director and officer.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our director, officer or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was one holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on August 13, 2010, as a for-profit company, and an established fiscal year of August 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills.
Accordingly, we must raise cash from sources other than loans we undertake.

From inception through our current date, August 31, 2010, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $ 2,088 on start-up costs. We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole director and officer.

The proceeds from this offering will satisfy our cash requirements for up to 6 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan. As of August 31, 2010 we had $ 8,912 cash on hand.

Plan of Operations

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $500,000 (this includes the anticipated $31,250 capital raise) to pay for expenses associated with our development over the next 18 months. $150,000 will be used to finance anticipated activities during Phase One of our development plan as described below, and $350,000 will be used to finance anticipated activities during Phase Two of our development plan as described below.

As of August 31, 2010, we had cash on hand of $ 8,912.

PHASE ONE

	PROJECTED
	DATE OF	ESTIMATED
ANTICIPATED MILESTONES	COMPLETION	BUDGET $
	0-9 MONTHS
Complete RCC Site Selection and Farm Construction Drawings and Specifications		65,000

Complete RCC Initial Coral Stock Selection and Inventory for propagation		20,000

Complete RCC Final Coral Stock Selection and Inventory for propagation		20,000

Interview Sales Agents and Sign Territorial Agreements		5,000

Complete the Operational Website of RCC including Hosting		20,000

Complete Selection of RCC Consulting Team to Execute Business Plan and Full Time Employees		5,000

Additional Working Capital Including Professional Fees		15,000

	TOTAL PHASE ONE	$150,000

Note: This table above does not include costs related to commencing sales and marketing of our products.

PHASE TWO

	PROJECTED
	TIME TO	ESTIMATED
MILESTONES	COMPLETION	BUDGET $
	9-18 MONTHS
PRODUCTION Complete RCC Site Selection and Execute Purchase All Specified Equipment (Production, Office, Warehouse, QC, Testing) Coral Stock For Propagation		210,000

MARKETING & SALES Complete Sales Literature, Displays, Advertising Operational Website, Complete all Displays Literature And Advertising Program		40,000

MANAGEMENT, FARMING & ADMINISTRATION Consultants Operational CFO, Production, Marketing Farming Employees		70,000

ADDITIONAL WORKING CAPITAL		30,000

	TOTAL PHASE TWO	$350,000

	TOTAL PHASE ONE & TWO	$500,000	*

*This includes the anticipated $31,250 capital raise.

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1 and both Phases are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Phase 1 or Phase 2. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated products and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues.

Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development. If we develop our products and are in a position to begin sales, marketing and distribution, we intend to hire independent consultants and sales representatives as we deem necessary.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $2,088 on our operations as of August 31, 2010 on selling, general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and collection design sketches, and preparing for a primary financial offering.

Our results of operations are summarized below:

August 13, 2010 (Inception)
TO August 31, 2010
(AUDITED)
($)
Revenue	-
Cost of Revenue	-
Expenses	$2,088
Net Loss -	$2,088
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended August 31, 2010, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

We anticipate needing a minimum of $150,000 for Phase One and an additional $350,000 for Phase Two, totaling $500,000 (this includes the anticipated $31,250 raise) in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through August 31, 2010, we spent $2,088 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director, however we currently have accrued liabilities of $2,000 and a working capital of $6,912.

As of August 31, 2010 we had $8,912 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and will be only paying the direct expenses associated with our business operations.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The sole Director and Officer has made no commitments written or oral, with respect  to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended August 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products will be expensed as incurred.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At August 31, 2010 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from August 13, 2010 (date of inception) through August 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On August 13, 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

o	honest and ethical conduct,

o	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

o	compliance with applicable laws, rules and regulations,

o	the prompt reporting violation of the code, and

o	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)

Louis W. Foxwell	69	President, Secretary/ Treasurer

291 LaCosta Rd.		Principal Executive Officer
Nokomis, FL 34275		Principal Financial Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BUSINESS EXPERIENCE

LOUIS W. FOXWELL, SOLE OFFICER AND DIRECTOR

2005-PRESENT
OWNER of Father Fish Aquarium, Venice Florida

2004-2005
CORAL FARM CONSULTANT
Consultant to DOMINICA, West Indies. Consultant on the development of a CORAL FARM for the government of Dominica. This privately owned installation was the first attempt to develop corals in captivity.

2002-2004
MARKETING DIRECTOR
C&S TROPICALS- TROPICAL FISH FARM- Ruskin,FL

1995-2002
EXECUTIVE DIRECTOR
TROPICAL FISH WHOLESALE NETWORK
Represented 50 of the top tropical fish suppliers in the United States

1989-1995
PUBLISHER
Published a series of magazines featuring local community news and information

1986-1989
DEVELOPMENTAL SCIENCES
Worked in the environmental science department of the CATOCTIN ZOOLOGICAL PARK Thurmont, MD. My efforts culminated in the development of a Community College Environmental sciences center on the grounds of the ZOOLOGICAL PARK.

1978-1986
BOARD OF DIRECTOR NATIONAL AQUARIUM
Appointed by the Mayor of Baltimore (Mr. William Donald Schaefer)
Member Architectural Review Committee
Member of the search Committee
Chairman of the Community Relations Committee
Developed Engineering staff for the NATIONAL AQUARIUM of MD
Member of the American Littoral Society in support of the flora and fauna
Of the Chesapeake Bay and of the bays, inlets, streams and rivers
CHAIRMAN of the C.R.C arranged for shipments of fresh water animals for initial Displays in Baltimore

1956-1978
SUPPLIER OF TROPICAL FISH
TROPICAL FISH HOBBYIST, COLLECTOR AND SUPPLIER of Farmed FISH to Aquarium, Inc. in MD

PAST PRESIDENT of the GULF COAST TROPICAL FISH, INC.

Member of The TAMPA BAY TROPICAL FISH SOCIETY

Member of The FLORIDA TROPICAL FISH FARMS ASSOCIATION

Member of the AMERICAN LITTORAL SOCIETY

CONFLICTS OF INTEREST

As of August 31, 2010, we have no employees. Mr. Louis Foxwell, our founder, Chief Executive Officer and sole Director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Foxwell regarding the provision of his services to the Company.

Mr. Foxwell is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. Presently, Mr. Foxwell earns his livelihood as owner and operator of a company carrying on business as a retail fish/pet store, the Father Fish Aquarium. Although Mr. Foxwell is presently able to devote 10 to 25 hours per week to our business while maintaining his own private business, this may change. Also, if we require Mr. Foxwell to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his private business.

There is no relationship between Rainbow Coral and Father Fish Aquarium.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

o the corporation could financially undertake the opportunity;

o the opportunity is within the corporation's line of business; and

o it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

o	understands generally accepted accounting principles and financial statements,

o	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

o	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

o	understands internal controls over financial reporting, and

o	understands audit committee functions.

Our Board of Directors is comprised of solely of Mr. Foxwell who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Foxwell does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to August 13, 2010, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception August 13, 2010 through August 31, 2010.

SUMMARY COMPENSATION TABLE

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	Compensation	($)

Louis
Foxwell

President	2010	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans,  retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2010.

	OPTION AWARDS					STOCK AWARDS
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
							Market	Awards:	or
							Value	Number	Payout
			Equity			Number	of	of	Value of
			Incentive			of	Shares	Unearned	Unearned
			Plan			Shares	or	Shares,	Shares,
	Number of		Awards:			or	Units	Units or	Units or
	Securities	Number of	Number of			Units of	of	Other	Other
	Underlying	Securities	Securities			Stock	Stock	Rights	Rights
	Unexercised	Underlying	Underlying			That	That	That	That
	Option	Unexercised	Unexercised	Option	Option	Have	Have	Have	Have
	(#)	Options (#)	Unearned	Exercise	Expiration	Not	Not	Not	Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested (#)

Louis Foxwell	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officer or director   other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Foxwell that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception August 13, 2010 through  August 31, 2010.

DIRECTOR COMPENSATION

	Fees			Non-Equity	Non-Qualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Louis Foxwell	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

	Name and Address of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner [1]	Beneficial Ownership	Class [2]

Common Stock	Louis W. Foxwell	9,000,000	100%
	291 LaCosta Rd.
	Nokomis, FL 34275

	All Officers and	9,000,000	100%
	Directors as a Group
	(1 person)

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering
	Name and Address of	Amount and Nature of	Percent of
Title of Class	Shareholders	Shareholders Ownership	Class

Common Stock	Louis W. Foxwell	9,000,000	78%
	291 LaCosta Rd.
	Nokomis, FL 34275

	All other Shareholders	2,500,000	22%

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Foxwell is the only "promoter" of our company. Mr. Foxwell is also our sole director and officer.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this Prospectus

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 13, 2010 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, August 31, 2010, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FORSECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Rainbow Coral Corp.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

RAINBOW CORAL CORP.
(A Development Stage Corporation)

Financial Statements

For the Period from August 13, 2010 (Date of Inception)
Through August 31, 2010

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Rainbow Coral Corp.

I have audited the balance sheets of Rainbow Coral Corp. as of August 31, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period August 13, 2010 (date of inception) through August 31, 2010. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Rainbow Coral Corp. as of August 31, 2010, and the results of its operations and its cash flows for the period August 13, 2010 (date of inception) through August 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
September 8, 2010

Rainbow Coral Corp.
(A Development Stage Company)
Balance Sheet

August 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,912
Total current assets	8,912

TOTAL ASSETS	$8,912

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$2,000
Total liabilities	2,000

STOCKHOLDER'S EQUITY
Capital Stock (Note 4)
Authorized:
250,000,000 common shares, $0.0001 par value
Issued and outstanding shares:
9,000,000	$900
Additional paid-in capital	8,100
Deficit accumulated during the development stage	(2,088)
Total Stockholder's Equity	6,912

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$8,912

See accompanying auditors' report and notes to the financial statements.

Rainbow Coral Corp.
(A Development Stage Company)
Statement of Operations
For the period August 13, 2010 to August 31, 2010

For the Period
from Inception
August 13, 2010
through
August 31, 2010

REVENUES	$-

EXPENSES
General & Administrative	88
Professional Fees	$2,000

Loss Before Income Taxes	$(2,088)

Provision for Income Taxes	-

Net Loss	$(2,088)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted Average Common shares outstanding	9,000,000

See accompanying auditors' report and notes to the financial statements.

Rainbow Coral Corp.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficiency)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception - August 13, 2010	-	$-	$-	$-	$-

Common shares issued to Founder
for cash at $0.001 per share	9,000,000	1,000	8,000	-	9,000
(par value $0.0001) on 8/13/2010

Loss for the period from inception on
August 13, 2010 to August 31, 2010	-	-	-	(2,088)	(2,088)
				-
Balance - August 31, 2010	9,000,000	1,000	8,000	(2,088)	6,912

See accompanying auditors' report and notes to the financial statements.

Rainbow Coral Corp.
(A Development Stage Company)
Statement of
Cash Flow
For the period August 13, 2010 to August 31, 2010

For the Period
from Inception
August 13, 2010
through
August 31, 2010

OPERATING ACTIVITIES

Net Loss	$(2,088)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable
and accrued liabilities	2,000
Net cash used in operating activities	(88)

INVESTING ACTIVITIES
Common stock issued for cash	9,000
Net cash provided by financing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	8,912

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,912

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$-
Income taxes	$-

See accompanying auditors' report and notes to the financial statements.

Rainbow Coral Corp.
(A Development Stage Corporation)

Notes to Financial Statements

For the Period from August 13, 2010 (Date of Inception) through August 31, 2010

1.	BACKGROUND INFORMATION

RAINBOW CORAL CORP. (the "Company"), a Florida corporation, was formed to build a Coral Farm facility to develop and propagate (or grow) live Coral, independent of the oceans, as a future Farm reserve against the decline of natural wild reefs. We intend to grow, harvest and distribute as many varieties of Hard and Soft sizes as possible of captive-bred Corals that are attractive, to as many consumers as possible who can maintain them in a healthy ecosystem aquarium. We believe that Coral and other marine aquarium livestock should be supplied by farms or captive breeders, rather than removed from the natural reefs. Nearly every other organism in the pet industry is captive bred. Dogs, cats, parrots, etc. are all farm raised.

The Company was incorporated on August 13, 2010 (Date of Inception) with its corporate headquarters located in Nokomis, Florida and its year-end is August 31.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended August 31, 2010, the Company had no operations. As of August 31, 2010, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period August 13, 2010 (date of inception) through August 31, 2010.

COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the period August 13, 2010 (date of inception) through August 31, 2010.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In   periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At August 31, 2010, the Company did not have any potentially dilutive common shares.

FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value   Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that   distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical   assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

    o    Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

    o    Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

    o    Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of  August 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued   expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

On August 31, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13, Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14, Certain Revenue Arrangements that include Software Elements ("ASU 2009-14"). These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company will adopt these amendments on September 1, 2010. Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company will adopt ASU 2010-06 on September 1, 2010; management does not expect the adoption to have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

In August 13, 2010, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended August 31, 2010.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

August 13, 2010
(Date of Inception)
through
August 31, 2010
Tax benefit at U.S. statutory rate	$-
State income tax benefit, net of federal benefit.	-
$-

The Company did not have any temporary differences for the period from August 13, 2010 (Date of Inception) through August 31, 2010.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission,  indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$4
Federal Taxes	$-
State Taxes and Fees	$-
Listing Fees	$-
Printing Fees	$246
Transfer Agent Fees	$1,500
Accounting fees and expenses	$2,125
Legal fees and expenses	$4,375
TOTAL	$8,250

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

o
In August 13 of 2010, we issued 9,000,000 shares to Louis Foxwell, the Company's founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering

It is our belief Mr. Foxwell had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Mr. Foxwell certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Rainbow Coral Corp.*
3.2	Bylaws of Rainbow Coral Corp.*
4.1	Specimen Stock Certificate of Rainbow Coral Corp.*
5.1	Opinion of Counsel.*
14.1	Code of Ethics.*
23.1	Consent of Accountants.
99.1	Subscription Agreement Rainbow Coral Corp.*

* Previously included as an exhibit to our Registration Statement

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.        That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nokomis, Florida, on December 17, 2010.

RAINBOW CORAL CORP.

By:	/s/ Louis W. Foxwell
Louis W. Foxwell
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Louis W. Foxwell	President, Chief Executive Officer,	December 17, 2010
Louis W. Foxwell	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director